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                                                                  Exhibit 3.1(c)

                           CERTIFICATE OF AMENDMENT

                                    of the

                         CERTIFICATE OF INCORPORATION

                                      of

                              CBRE HOLDING, INC.



          CBRE Holding, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          1.      That Article FOURTH of the Certificate of Incorporation of the
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                  Corporation be, and hereby is, amended to read in its entirety as follows:

                  "The total number of shares of stock that the Corporation is authorized to issue is 500,000 shares of Common Stock, par value $0.01 each."

          2. That this amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the Vice President of the Corporation, has executed this Certificate of Amendment as of June 1, 2001.



                                    By:    /s/ Christian Puscasiu
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                                    Name:  Christian Puscasiu
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                                    Title: Vice President
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